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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of TheraTx, Incorporated of our reports dated April 29, 1994, on our audits of the financial statements and financial statement schedules of PersonaCare, Inc. and Subsidiaries for the year ended December 31, 1993, which reports are included in the TheraTx, Incorporated Annual Report on Form 10-K for the year ended December 31, 1995.

                                                /s/ COOPERS & LYBRAND L.L.P.

                                                    COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
October 28, 1996